TRADUCCION PUBLICA.-------------------------------------------------------------

SWORN TRANSLATION.--------------------------------------------------------------

At the top of this page of the document, there appears a logo which reads as follows: ASSOCIATION OF NOTARIES PUBLIC - Federal Capital - Argentine Republic.-

NOTARIAL RECORD. ACT No. 12.990. [There are an illegible signature and seal which reads:] ENRIQUE FERNANDEZ MOUJAN (H) - Notary Public. Registration 4009. B 010825092. [On the left corner of the page, there is a stamp that reads:] CECBA
- ACT No. 404 GCBA. LEGALIZATION 020716152067. $10.00. July 16, 2002.
13:17:52.-----------------------------------------------------------------------

CERTIFIED COPY.-----------------------------------------------------------------

Folio Number 1519. FIRST CERTIFIED COPY. DEED NUMBER THREE HUNDRED AND FORTY-THREE. - In the city of Buenos Aires, Federal Capital of the Argentine Republic, on these eleven days of the month of March of the year one thousand nine hundred and ninety nine, before me, the attesting Notary Public, there appeared Mrs. Maria Teresa AYERZA, Argentinean, born on February 02, 1935, personal identity booklet number 0.826.130, divorced, domiciled at Callao Avenue number 1467, 12th floor of this city, to me known, which I attest, and expresses: THAT SHE HEREBY GRANTS to Messrs: Abel AYERZA, Norberto Rafael ARMANDO and Alejandro Maria ROJAS LAGARDE, A SPECIAL POWER OF ATTORNEY, to act in her name, place and stead, anyone of them indistinctly, in order to perform the following acts: to create, extend, dissolve any kind of corporations, divide, merge or liquidate them, with power to make capital contributions in cash, shares, effects, or any kind of goods, establish the conditions for the organization, extension, dissolution, division, merger or liquidation thereof, appoint directors and syndics, subscribe the public deeds or private instruments that may be necessary; acquire, alienate, exchange, permute, subscribe for, pay up or endorse shares in any corporations or partnerships; represent principal with voting rights at any kind of shareholders' meetings in the corporations or partnerships in which said principal holds a share. The agents are hereby empowered to substitute these presents, or any part hereof. This power of attorney shall not be construed to revoke any other power of attorney granted previously, even those granted to anyone of the same agents and whether said powers of attorney have granted the same or similar powers than these presents. It is hereby evidenced that any acts performed by principal on the issues entrusted through this power of attorney shall not result in revocation, thus, to such purposes; it shall be necessary to be evidenced through a public deed. THIS DEED HAVING BEEN READ to the appearing party, she acknowledges the contents thereof, and in witness thereof signs it before me, as she usually does, all of which I also attest. MARIA TERESA AYERZA. There is a seal. Before me, ENRIQUE FERNANDEZ MOUJAN. THIS A TRUE COPY of the original deed entered by me on folio 1519 of the Book of Notarial Records number 284, to which I was assigned, which I attest. I issue this FIRST CERTIFIED COPY for the AGENT, validated on this seal of Notarial Record, which I sign and seal in the city of Buenos Aires, on these eleven days of the month of March of the year one thousand nine hundred and ninety-nine. [There follow an illegible signature and seal which reads:] ENRIQUE FERNANDEZ MOUJAN (H) - Notary Public. Registration 4009. --- [At the top of this page there is the following legend:] B 010825092. [There also appears half of an illegible seal].-----------------------------------------------------

[Second Page]. -----------------------------------------------------------------

[There appears half of an illegible seal]. [At the top of this page there is a circular logo that reads:] ASSOCIATION OF NOTARIES PUBLIC - City of Buenos Aires. Federal Capital - Argentine Republic - LEGALIZATION. Act No. 404. L 005280511. ---------------------------------------------------------------------

The ASSOCIATION OF NOTARIES PUBLIC of the City of Buenos Aires, Federal Capital of the Argentine Republic, pursuant to the powers granted by the law in force, HEREBY LEGALIZES the signature and seal corresponding to the Notary Public ENRIQUE FERNANDEZ MOUJAN -H-, stamped on the document annexed hereto, which has been submitted on the date stated below, and recorded under No.
020716152067/6. This legalization does not give any opinion about the contents and form of the document.-------------------------------------------------------

Buenos Aires, Tuesday, July 16, 2002. [Illegible signature]. NOTARY PUBLIC ESTEBAN ENRIQUE ANGEL URRESTI. ASSOCIATION OF NOTARIES PUBLIC. CERTIFIER. [Circular logo that reads:] ASSOCIATION OF NOTARIES PUBLIC. LEGALIZATION. City of Buenos Aires. Federal Capital. Argentine Republic. --------------------------

[There follows a circular seal and illegible signature] ENRIQUE FERNANDEZ MOUJAN
(H). NOTARY PUBLIC. Registration No. 4009.--------------------------------

[Reverse side of second page]. -------------------------------------------------

[There is a seal that reads:] General Direction of Consular Affairs. Department of Legalization Coordination. AUTHORIZED. The Department of Legalization Coordination pertaining to the Argentine Ministry of Foreign Affairs, International Trade and Cult does hereby certify that the signature appearing on this document which reads ESTEBAN A. URRESTI is similar to the one stamped on our records. --- Order Number: 175893. Tariff: 6123. Amount: 30. Date: July 17, 2002. [There follow an illegible signature and seal that reads:] Dn. SEGUNDO ACUNA. Department of Legalization Coordination, Ministry of Foreign Affairs, International Trade and Cult. Signature.----------------------------------------

[There follows a seal which reads:] IT CORRESPONDS TO THE CERTIFICATION
No. T002541126.-----------------------------------------------------------------

[There follows a circular seal and illegible signature] ENRIQUE FERNANDEZ MOUJAN
(H). NOTARY PUBLIC. Registration No. 4009.--------------------------------------

[Third page]. ------------------------------------------------------------------

[There is half of a seal on this page and half of it on the previous page] [At the top of this page there is a circular logo that reads:] ASSOCIATION OF NOTARIES PUBLIC - City of Buenos Aires. Federal Capital - Argentine Republic - Certification of Copies. Act No. 404. T 002541126.------------------------------

Buenos Aires, February 09, 2004. In my capacity of Notary Public with Notarial Record No. 284, I DO HEREBY CERTIFY that the copy annexed hereto, issued in two (2) pages, which I stamp my seal and signature, is a TRUE COPY of its original, which I have before me, all of which I attest.------------------------

[There follows a circular seal and illegible signature] ENRIQUE FERNANDEZ MOUJAN
(H). NOTARY PUBLIC. Registration No. 4009.--------------------------------------

THIS IS A TRUE TRANSLATION into English of the certified photocopies of the original document in Spanish which I have had before me and annex hereto in Buenos Aires, on February 11, 2004.---------------------------------------------

ES TRADUCCION FIEL al ingles de las fotocopias certificadas del documento original en castellano, las cuales tuve ante mi y adjunto a la presente, en Buenos Aires, a los 11 dias del mes de febrero del ano 2004.--------------------